UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth under Item 8.01 in this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

Adoption of Repurchase Upon Death Provision for Series B Redeemable Preferred Stock

On February 24, 2016, Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) to its registration statement on Form S-3 (File No. 333-200359), as the same may be amended and/or supplemented (the “Registration Statement”) and base prospectus dated December 19, 2014 relating thereto, for the offering and sale of up to 150,000 shares of Series B redeemable preferred stock (the “Series B Preferred Stock”) and warrants (the “Warrants”) to purchase 3,000,000 shares of the Company’s Class A common stock (the “Class A Common Stock”). As described in the Prospectus Supplement, beginning on the date of issue of the applicable shares of Series B Preferred Stock (the “Issue Date”) and ending two years thereafter, the Company will redeem shares of Series B Redeemable Preferred Stock of a holder who is a natural person upon his or her death (a “Deceased Holder”) at the written request of such Deceased Holder’s estate, without payment of a redemption fee (the “Optional Redemption Following Death of a Holder Provision”).

On September 6, 2016, the Board of Directors of the Company authorized and approved the adoption by the Company of an additional term of the Series B Preferred Stock to provide a similar means by which, beginning on the second anniversary of the Issue Date and ending three years thereafter, the Company will repurchase the shares of Series B Redeemable Preferred Stock of a Deceased Holder at the written request of such Deceased Holder’s estate, without payment of a repurchase fee (the “Optional Repurchase Following Death of a Holder Provision”). The Company is filing this Current Report on Form 8-K for the purpose of incorporating by reference the Optional Repurchase Following Death of a Holder Provision into the Prospectus Supplement and the Registration Statement.

Repurchases pursuant to the Optional Repurchase Following Death of a Holder Provision will be made on corresponding terms to redemptions pursuant to the existing Optional Redemption Following Death of a Holder Provision, as follow: such repurchases will be made at a repurchase price per share of Series B Preferred Stock equal to $1,000, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series B Preferred Stock (the “Stated Value”), plus an amount equal to all accrued but unpaid dividends, if any, to and including the date of repurchase (the “Estate Repurchase Price”). The Estate Repurchase Price may be paid by the Company, in its sole discretion, in cash or in equal value of shares of Class A Common Stock, calculated on the volume-weighted average price of the Class A Common Stock for the twenty (20) NYSE MKT trading days prior to the date of repurchase.

No such repurchases of shares of Series B Preferred Stock shall be made by the Company at such time as the terms and provisions of any agreement of the Company prohibits such repurchase or provides that such repurchase would constitute a breach thereof or a default thereunder, or if such repurchase is restricted or prohibited by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: September 7, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer and Treasurer